Exhibit 20.3
Page 1 of 3

Navistar Financial 1994 - C Owner Trust
For the Month of June
Distribution Date of July 21, 1997

Original Pool Amount                                      $315,029,921.60

Beginning Pool Balance                                     $84,372,089.82
Beginning Pool Factor                                           0.2678225

Principal and Interest Collections:
     Principal Collected (Incl. Servicer Advance Repay)     $6,311,755.49
     Interest Collected                                       $687,982.13

Additional Deposits:
     Repurchase Amounts                                             $0.00
     Liquidation Proceeds / Recoveries                        $138,233.94
Total Additional Deposits                                     $138,233.94

Repos / Chargeoffs                                            $107,029.39
Aggregate Number of Notes Charged Off                                  28

Total Available Funds                                       $7,137,971.56

Ending Pool Balance                                        $77,953,304.94
Ending Pool Factor                                              0.2474473

Servicing Fee                                                  $70,310.07

Repayment of Servicer Advances                                      $0.00

Reserve Account:
     Beginning Balance  (see Memo Item)                     $6,731,530.52
     Target Percentage                                               6.50%
     Target Balance                                                   N/A
     Minimum Balance                                        $6,615,628.35
     (Release) / Deposit                                     ($115,902.16)
     Ending Balance                                         $6,615,628.35

Current Weighted Average APR:                                       9.505%
Current Weighted Average Remaining Term (months):                   23.02

Delinquencies                                               Dollars        Notes
  Installments:                  1 - 30 days               $977,474.03      651
                                31 - 60 days               $316,710.90      168
                                60+  days                  $121,475.00       42

     Total:                                              $1,415,659.93      668

     Balances:                  60+  days                  $858,221.30       42

Memo Item - Reserve Account
     Prior Month                                         $6,615,628.35
+    Invest. Income                                         $28,574.75
+    Excess Serv.                                           $87,327.42
+    Transfer (to) / from Collections Account                    $0.00
     Beginning Balance                                   $6,731,530.52

Exhibit 20.3
Page 2 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  June

                                                                                   NOTES
                                                                   (Money Market)
                                                      TOTAL         CLASS A - 1          CLASS A - 2       CERTIFICATES
Original Pool Amount
Distributions:                                 $315,029,921.60     $207,000,000.00     $97,000,000.00     $11,029,921.60
     Distribution Percentages                                                 0.00%             96.50%              3.50%
     Coupon                                                                   7.65%              8.00%              8.30%

Beginning Pool Balance                          $84,372,089.82
Ending Pool Balance                             $77,953,304.94

Collected Principal                              $6,311,755.49
Collected Interest                                 $687,982.13
Charge - Offs                                      $107,029.39
Liquidation Proceeds / Recoveries                  $138,233.94
Servicing                                           $70,310.07
Cash Transfer from Reserve Account                       $0.00
Total Collections Avail for Debt Service         $7,067,661.49

Beginning Balance                               $84,059,066.65               $0.00     $79,437,418.97      $4,621,647.68

Interest Due                                       $561,549.19               $0.00        $529,582.79         $31,966.40
Interest Paid                                      $561,549.19               $0.00        $529,582.79         $31,966.40
Principal Due                                    $6,418,784.88               $0.00      $6,194,127.41        $224,657.47
Principal Paid                                   $6,418,784.88               $0.00      $6,194,127.41        $224,657.47

Ending Balance                                  $77,640,281.77               $0.00     $73,243,291.56      $4,396,990.21
Note / Certificate Pool Factor                                              0.0000             0.7551             0.3986
   (Ending Balance / Original Pool Amount)
Total Distributions                              $6,980,334.07               $0.00      $6,723,710.20        $256,623.87

Interest Shortfall                                       $0.00               $0.00              $0.00              $0.00
Principal Shortfall                                      $0.00               $0.00              $0.00              $0.00
     Total Shortfall                                     $0.00               $0.00              $0.00              $0.00
      (required from Reserve)
Excess Servicing                                    $87,327.42
     (see Memo Item - Reserve Account)

Beginning Reserve Acct Balance                   $6,731,530.52
(Release) / Draw                                  ($115,902.16)
Ending Reserve Acct Balance                      $6,615,628.35


Exhibit 20.3
Page 3 of 3

Navistar Financial 1994 - C Owner Trust
For the Month  of  June


Trigger Events:
A)  Loss Trigger
B)  Delinquency Trigger
C)  Noteholders Percent Trigger

                                            5                     4                   3                   2                  1
                                         Feb-97                 Mar-97             Apr-97             May-97             Jun-97
Beginning Pool Balance            $108,402,533.31        $101,071,799.61     $93,995,026.90     $89,162,155.05     $84,372,089.82

A)   Loss Trigger:
Principal of Contracts Charged Off     $31,177.11            $157,646.43         $20,875.63            $980.80        $107,029.39
Recoveries                            $127,816.00            $235,959.02        $296,437.96        $113,137.61        $138,233.94

Total Charged Off (Months 5, 4, 3)    $209,699.17
Total Recoveries (Months 3, 2, 1)     $547,809.51
Net Loss / (Recoveries) for 3 Mos    ($338,110.34)(a)

Total Balance (Months 5, 4, 3)    $303,469,359.82 (b)

Loss Ratio Annualized  [(a/b) * (12)]     -1.3370%

Trigger:  Is Ratio > 1.5%                      No
                                                                                   Apr-97             May-97             Jun-97

B)   Delinquency Trigger:                                                       $852,598.14      $1,174,930.69        $858,221.30
     Balance delinquency 60+ days                                                   0.90707%           1.31775%           1.01719%
     As % of Beginning Pool Balance                                                 0.80028%           0.98590%           1.08067%
     Three Month Average

Trigger:  Is Average > 2.0%                    No

C)   Noteholders Percent Trigger:          2.1000%
     Ending Reserve Account Balance
     not less than 1% of Initial Aggregate
     Receivables Balance

Trigger:  Is Minimum < 1.0%                    No

     Navistar Financial Corporation


by: /s/ R. W. Cain
        R. W. Cain
        Vice President and Treasurer